Exhibit 99.8

THE CHUBB CORPORATION 15 MOUNTAIN VIEW ROAD WARREN, NJ 07059

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 21, 2015. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on October 21, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M95411-S36685                             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

    THE CHUBB CORPORATION

The Board of Directors recommends you vote “FOR” Proposals 1, 2 and 3.		For	Against	Abstain

1.

A proposal to approve the agreement and plan of merger (as it may be amended from time to time, the “merger agreement”) by and among ACE Limited, William Investment Holdings Corporation and The Chubb Corporation (“Chubb”).

		☐	☐	☐

2.	A proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for Chubb’s named executive officers in connection with the merger.	☐	☐	☐

3.

A proposal to approve one or more adjournments of the Chubb special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the Chubb special meeting.

		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Proxies submitted by Internet or telephone must be received

by 11:59 P.M. Eastern Time on October 21, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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M95412-S36685

Proxy - The Chubb Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CHUBB CORPORATION FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 22, 2015.

The undersigned shareholder of THE CHUBB CORPORATION (“Chubb”) acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement each dated [TBD], 2015, and the undersigned revokes all prior proxies and appoints JOHN D. FINNEGAN, RICHARD G. SPIRO and MAUREEN A. BRUNDAGE, and each of them, with full power of substitution, as proxies for the undersigned to vote all shares of Common Stock of Chubb, which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at 15 Mountain View Road, Warren, New Jersey 07059 at 8:00 a.m., Eastern Time, on October 22, 2015 and any adjournment or postponement thereof, on all matters coming properly before said meeting.

This card also provides voting instructions for any shares of Common Stock of Chubb allocated to and held on the undersigned’s behalf in the Capital Accumulation Plan of The Chubb Corporation (the “Plan”).

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If this proxy is validly executed and dated, but no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3. If the undersigned has voting rights with respect to shares of Common Stock under the Plan, the trustee of the Plan will vote those shares as directed. If you do not direct the trustee with respect to shares held in the Plan, the shares will not be voted.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side